Exhibit 10.1
INCREMENTAL FACILITY AMENDMENT dated as of July 2, 2013 (this “Amendment”), among ASPECT SOFTWARE PARENT, INC., a Delaware corporation (“Parent”), ASPECT SOFTWARE, INC., a Delaware corporation (the “Borrower”), ASPECT SOFTWARE GROUP HOLDINGS LTD., an exempted company organized under the laws of the Cayman Islands (“TopCo”), DAVOX INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company, the LENDERS party thereto, including the INCREMENTAL LENDERS (as defined below), and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”), to the CREDIT AGREEMENT dated as of May 7, 2010 (as amended by that certain Amendment No. 1, dated as of November 14, 2012, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parent, the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents and certain affiliates of Borrower which are no longer parties to the Credit Agreement. Capitalized terms used herein shall have the meanings ascribed to them herein or if not defined herein shall have the meaning provided in the Credit Agreement.
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Term Loans, Revolving Commitments and/or Revolving Loans, as applicable, to the Borrower on the terms and subject to the conditions set forth therein;
WHEREAS, Parent, the Borrower, the Lenders party hereto and the Incremental Lenders (as defined below) desire to amend the Credit Agreement to, among other things, (a) modify certain negative covenants and financial covenants in the Credit Agreement and (b) modify certain other terms and conditions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested that the Incremental Lenders provide Incremental Term Loans under a new incremental delayed draw senior secured term loan facility (the “Delayed Draw Facility”) to the Borrower under the Credit Agreement in an aggregate principal amount equal to $85,000,000. Subject to the terms and conditions herein, the Incremental Term Loans under the Delayed Draw Facility (the “Delayed Draw Incremental Term Loans”) would be available on a single occasion (the “Delayed Draw Funding Date”) occurring after the Delayed Draw Incremental Closing Date and on or prior to the Delayed Draw Termination Date (defined below);
WHEREAS, the Incremental Lenders are willing to provide the Delayed Draw Incremental Term Loans to the Borrower pursuant to the terms and subject to the conditions set forth herein; and
WHEREAS, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as joint lead arrangers and joint bookrunners in respect of the Delayed Draw Incremental Term Loans and Delayed Draw Facility specified herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. As used in this Amendment, the following additional terms have the meanings specified below:
“Amendment Transaction Costs” means all fees, costs and expenses incurred or payable by Parent, the Borrower or any Subsidiary in connection with the Amendment Transactions.
“Amendment Transactions” means (a) the execution and delivery of this Amendment by each Person party hereto, the satisfaction and/or waiver of the conditions to the effectiveness hereof and the consummation of the transactions contemplated hereby (including the borrowing of the Delayed Draw Incremental Term Loans), (b) the making of the Delayed Draw Incremental Term Commitments and Delayed Draw Incremental Term Loans to the Borrower, (c) one or more acquisitions by Borrower permitted under the Credit Agreement financed in whole or in part by the proceeds of the Delayed Draw Incremental Term Loans and (d) the payment of Amendment Transaction Costs.

“Delayed Draw Facility” has the meaning assigned to such term in the recitals hereof.
“Delayed Draw Funding Date” has the meaning assigned to such term in Section 3 hereof.
“Delayed Draw Incremental Closing Date” means July 2, 2013.
“Delayed Draw Incremental Term Commitment” means, with respect to each Incremental Lender, the commitment of such Incremental Lender to make a Delayed Draw Incremental Term Loan hereunder on or prior to the Delayed Draw Termination Date, expressed as an amount representing the maximum principal amount of the Delayed Draw Incremental Term Loans to be made by such Incremental Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Incremental Lender pursuant to Section 9.04 of the Credit Agreement. The initial amount of each Incremental Lender's Delayed Draw Incremental Term Commitment is set forth on Schedule 1 hereto or in the Assignment and Assumption pursuant to which such Incremental Lender shall have assumed its Delayed Draw Incremental Term Commitment. The aggregate principal amount of the Delayed Draw Incremental Term Commitments of all Incremental Lenders as of the Delayed Draw Incremental Closing Date is $85,000,000.
“Delayed Draw Incremental Term Loan” has the meaning assigned to such term in the recitals hereof.
“Delayed Draw Commitment Fee” has the meaning assigned to such term in Section 3 hereof.
“Delayed Draw Termination Date” means September 30, 2013.
“Incremental Lenders” means the Persons listed on Schedule 1 hereto and their respective successors and assigns as permitted under the Credit Agreement.
SECTION 2. Delayed Draw Incremental Term Commitments; Use of Proceeds. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement (including Section 2.02 thereof), each Incremental Lender severally agrees to make to the Borrower a Delayed Draw Incremental Term Loan in a single loan on the Delayed Draw Funding Date in a principal amount not exceeding such Incremental Lender's Delayed Draw Incremental Term Commitment. Unless previously terminated, the Delayed Draw Incremental Term Commitments of each Incremental Lender shall automatically be terminated at 5:00 p.m., New York City time, on the earlier of the Delayed Draw Funding Date and the Delayed Date Termination Date. Notwithstanding anything to the contrary contained herein, the funded portion of each Delayed Draw Incremental Term Loan (i.e., the amount advanced in cash to the Borrower on the Delayed Draw Funding Date) shall be equal to 99.0% of the principal amount of such Delayed Draw Incremental Term Loan (it being agreed that the Borrower shall be obligated to repay 100.00% of the principal amount of each such Delayed Draw Incremental Term Loan, the Delayed Draw Incremental Term Loans shall amortize based on 100.00% of the principal amount of each Delayed Draw Incremental Term Loan and interest shall accrue on 100.00% of the principal amount of each such Delayed Draw Incremental Term Loan, in each case as provided herein and in the Credit Agreement as amended hereby).
(a)Notwithstanding anything herein or in the Credit Agreement to the contrary, upon the funding of the Delayed Draw Incremental Term Loans, (i) all accrued but unpaid interest on the Tranche B Term Loans shall be paid in full in accordance with the terms of the Credit Agreement, (ii) the Delayed Draw Incremental Term Loans shall be allocated ratably to the remaining portion of each Interest Period then applicable to the Tranche B Term Loans based on the allocation of the Tranche B Term Loans to such Interest Periods at such time, (iii) the Delayed Draw Incremental Term Loans and the Tranche B Term Loans shall thereafter be deemed to comprise the same Class of Term Loans (i.e., Tranche B Term Loans) and any reference in the Loan Documents to the Tranche B Term Loans or Term Loans (or similar terms) shall also refer to the Delayed Draw Incremental Term Loans and (iv) the Incremental Lenders with respect to the Delayed Draw Incremental Term Loans and the Term Lenders with respect to the Tranche B Term Loans shall thereafter be deemed to comprise the same Class of Lenders (i.e., Tranche B Term Lenders) and any reference in the Loan Documents to the Tranche B Term Lenders or Term Lenders (or similar terms) shall also refer to the Delayed Draw Incremental Term Lenders.
(b)Amounts borrowed under this Section 2 and repaid or prepaid may not be reborrowed. Delayed Draw Incremental Term Loans may be comprised entirely of ABR Loans or Eurodollar Loans, as further provided in the Credit Agreement. Amounts borrowed under this Section 2 shall reduce, on a dollar-for-dollar basis, the aggregate principal amount of Incremental Term Loans that are permitted to be borrowed pursuant to Section 2.20(a) of the Credit Agreement.
(c)The Delayed Draw Incremental Term Loans shall rank pari passu in right of payment in respect of the Collateral and with the Obligations and guaranteed on a pari passu basis, in each case in respect of the Revolving Commitments and the Tranche B Term Loans on an equal and ratable basis.

(d)The Borrower shall use the proceeds of the Delayed Draw Incremental Term Loans solely to finance one or more acquisitions permitted under the Credit Agreement (the “Contemplated Acquisition”) and to pay Amendment Transaction Costs.
SECTION 3. Delayed Draw Commitment Fee. The Borrower hereby agrees to pay to the Administrative Agent for the account of each Incremental Lender having a Delayed Draw Incremental Term Commitment a commitment fee (the “Delayed Draw Commitment Fee”), which shall accrue during the period from and including the Delayed Draw Incremental Closing Date to but excluding the earliest of (x) the date of borrowing of the Delayed Draw Incremental Term Loans (such date, the “Delayed Draw Funding Date”), (y) the Delayed Draw Termination Date and (z) the date on which the Delayed Draw Incremental Term Commitments are otherwise terminated or reduced to zero (the earliest of (x), (y) and (z), the “Commitment Fee Termination Date”), on the average daily unused amount of the Delayed Draw Incremental Term Commitment of such Incremental Lender at a rate per annum equal to the Applicable Rate in respect of the Tranche B Term Loans applicable to Eurodollar Loans multiplied by (a) 0% for the period from and including the Delayed Draw Incremental Closing Date up to and including the 30th day after the Delayed Draw Incremental Closing Date , (b) 50% for the period from and including the 31st day after the Delayed Draw Incremental Closing Date up to and including the 60th day after the Delayed Draw Incremental Closing Date and (c) 100% thereafter. The Delayed Draw Commitment Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Delayed Draw Commitment Fee shall be earned and payable in full on the Delayed Draw Commitment Fee Termination Date.
SECTION 4. Amendments to Section 1.01. (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Delayed Draw Funding Date” has the meaning specified in Section 1 of the Delayed Draw Incremental Term Amendment.
“Delayed Draw Incremental Closing Date” has the meaning specified in Section 1 of the Delayed Draw Incremental Term Amendment.
“Delayed Draw Incremental Term Commitment” has the meaning specified in Section 1 of the Delayed Draw Incremental Term Amendment.
“Delayed Draw Incremental Term Amendment” means the Incremental Facility Amendment dated as of July 2, 2013, among Parent, the Borrower, the Lenders party thereto and the Administrative Agent.
“Excluded Swap Guarantor” means TopCo or any Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes unenforceable or is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Swap Obligations” means, with respect to TopCo or any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of TopCo or such Loan Party of, or the grant by TopCo or such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes unenforceable or is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes unenforceable or is or becomes illegal.
“Repricing Transaction” means, with respect to the Tranche B Term Loans, as applicable, the prepayment or refinancing of all or a portion of such Term Loans concurrently with the incurrence by the Borrower of any long-term bank debt financing or any other financing similar to such Term Loans (other than such prepayments or repayments in connection with an acquisition not permitted under this Agreement, a sale of substantially all of the assets of Parent and its Subsidiaries, an IPO or a Change in Control), in each case having a lower all-in yield than the Applicable Rate in respect of such Term Loans which shall be determined taking into account any applicable interest rate margins, interest rate floors and up-front fees or original issue discount paid or payable generally to lenders providing such existing or replacement tranche, but excluding any arrangement, structuring or similar fees payable in connection therewith not paid or payable to all the lenders providing such tranche. For purposes of this defined term, original issue discount and upfront fees shall be equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity (or, if less, the remaining life to maturity).
“Swap Obligations” means, with respect to TopCo or any Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.
(a)The definition of the term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “, Delayed Draw Incremental Term Commitment” immediately after the text “Tranche B Term Commitment” in such definition.
(b)The definition of the term “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “(A) solely for purposes of calculating the Applicable Rate for Revolving Loans,” immediately before the text “from” in clause (viii) thereof and (ii) inserting the text “(B) otherwise, from the Delayed Draw Incremental Closing Date until the Tranche B Term Maturity Date” immediately before clause (ix).
(c)The definition of the term “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “nine or”.
(d)The definition of the term “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the text in clause (d) “have been (or simultaneously with the consummation of such acquisition shall be) taken” with “will have been taken within 30 days after the consummation of such acquisition (or such longer period as the Administrative Agent may agree to in its sole discretion)” and (ii) adding the following at the end thereof: “; provided, further, that to the extent any Subsidiary relatively contemporaneously consummates a Foreign Acquisition involving the affiliates of the target of an otherwise Permitted Acquisition, such Foreign Acquisition shall constitute part of such Permitted Acquisition”.
(e)The definition of the term “Pro Forma Basis” in Section 1.01 of the Credit Agreement is hereby amended by

(i)	inserting the text “, all repayments, repurchases, redemptions, defeasances or other discharges of Indebtedness” immediately prior to the text “and all sales”; and

(ii)	replacing clause (b) of such definition in its entirety with the following:

(iii)
(b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within (x) solely with respect to any Permitted Acquisition consummated with the proceeds of Loans under the Delayed Draw Incremental Term Commitments, 12 calendar months after such Permitted Acquisition or (y) if otherwise, 180 days (or, in the case of cost savings related to general administrative restructuring, 12 calendar months) following the Transactions, such Permitted Acquisition (other than a Permitted Acquisition described in the immediately preceding clause (x)) or such sale, transfer or other disposition, and as certified by its Financial Officer, provided that, in the case of this clause (b), if cost savings are included in any pro forma calculations based on the reasonable expectation that steps necessary for realization of such cost savings will be taken within (x) solely with respect to any Permitted Acquisition consummated with the proceeds of Loans under the Delayed Draw Incremental Term Commitments, 12 calendar months of such Permitted Acquisition or (y) if otherwise, 180 days (or, in the case of cost savings related to general administrative restructuring, 12 calendar months) of the Transactions, a Permitted Acquisition (other than a Permitted Acquisition described in the immediately preceding clause (x)) or a sale, transfer or other disposition, then on and after the date that is (x) solely with respect to any Permitted Acquisition consummated with the proceeds of Loans under the Delayed Draw Incremental Term Commitments, 12 calendar months after the date of such Permitted Acquisition or (y) if otherwise, 180 days (or, in the case of cost savings related to general administrative restructuring, 12 calendar months) after the date of the Transactions, such Permitted Acquisition (other than a Permitted Acquisition described in the immediately preceding clause (x)) or sale, transfer or other disposition, such pro forma calculations shall not give effect to such cost savings to the extent that the steps necessary for realization were not actually taken during such 180-day (or 12-calendar-month, as applicable) period).

SECTION 5. Amendments to Section 2.10(a). On (and subject to the occurrence of) the Delayed Draw Funding Date, Section 2.10(a) of the Credit Agreement shall be amended by (a) increasing the amount under the column heading “Amount” in such Section from (i) $5,000,000 to $6,100,000 for each amortization date from (and including (or, if the Delayed Draw Funding Date occurs after September 30, 2013, excluding)) September 30, 2013, to (and including) December 31, 2014 and (ii) $1,250,000 to $1,525,000 for each amortization date from (and including) March 31, 2015, to (and including) March 31, 2016 and (b) replacing the text “$470,000,000” in the last row of the table in such Section with the text “Remaining principal amount of Tranche B Term Loans”.

SECTION 6. Amendments to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by inserting immediately after Section 2.11(f) thereof the following Section 2.11(g):
“(g)    In the event any Tranche B Term Loans are subject to a Repricing Transaction (i) that occurs prior to the earlier of (A) the date that is six months after the Delayed Draw Incremental Closing Date and (B) the date, if any, on which the Loans under the Delayed Draw Incremental Term Commitments are funded, then each Lender whose Tranche B Term Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Tranche B Term Loans pursuant to Section 9.02(c), in connection with such Repricing Transaction, shall be paid an amount equal to 1.00% of the aggregate principal amount of such Lender's Tranche B Term Loans so prepaid, repaid, assigned or repriced, (ii) that occurs on or after the date, if any, on which the Loans under the Delayed Draw Incremental Term Commitments are funded but prior to the date that is one year after the Delayed Draw Incremental Closing Date, then each Lender whose Tranche B Term Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Tranche B Term Loans pursuant to Section 9.02(c), in connection with such Repricing Transaction, shall be paid an amount equal to 2.00% of the aggregate principal amount of such Lender's Tranche B Term Loans so prepaid, repaid, assigned or repriced or (iii) that occurs on or after the date that is one year after the date, if any, on which the Loans under the Delayed Draw Incremental Term Commitments are funded but prior to the date that is two years after the Delayed Draw Incremental Closing Date, then each Lender whose Tranche B Term Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Tranche B Term Loans pursuant to Section 9.02(c), in connection with such Repricing Transaction, shall be paid an amount equal to 1.00% of the aggregate principal amount of such Lender's Tranche B Term Loans so prepaid, repaid, assigned or repriced.”
SECTION 7. Amendments to Section 5.12. Section 5.12 of the Credit Agreement is hereby amended by adding the following at the end thereof: “provided, that to the extent any Subsidiary is formed in connection with or in contemplation of a Permitted Acquisition or any Subsidiary is acquired pursuant to a Permitted Acquisition, the Collateral and Guarantee Requirement shall not be required to be satisfied until the date specified in clause (d) of the definition of “Permitted Acquisition” applicable thereto.
SECTION 8. Amendments to Section 5.13. Section 5.13 of the Credit Agreement is hereby amended by adding the following new clause (c) in alphabetical order thereto: “(c) Notwithstanding anything herein to the contrary, no such further assurances specified herein shall be required to be taken in connection with any Permitted Acquisition until the Collateral and Guarantee Requirements are required to be satisfied with respect thereto as set forth in clause (d) of the definition of “Permitted Acquisition”.
SECTION 9. Amendments to Section 6.04.
(a)Section 6.04(b) of the Credit Agreement is hereby amended by inserting in such Section the text (i) “(exclusive of any acquisitions consummated prior to the Delayed Draw Incremental Closing Date)” immediately after the text “$200,000,000” and (ii) “(provided that (x) solely for purposes of an acquisition permitted under the Credit Agreement financed in whole or in part by the proceeds of the Delayed Draw Incremental Term Loans, this limit shall be increased by $10,000,000 and (y) for all purposes, such amount shall be exclusive of any acquisitions consummated prior to the Delayed Draw Incremental Closing Date)” after the text “$20,000,000”.
SECTION 10. Amendments to Section 6.13. On (and subject to the occurrence of) the Delayed Draw Funding Date, Section 6.13 of the Credit Agreement shall be amended by replacing the table therein at such time in its entirety with the following table:

Period	Ratio
Effective Date through September 30, 2012	6.15 to 1.00
October 1, 2012, through December 31, 2012	7.10 to 1.00
January 1, 2013, through March 31, 2013	7.50 to 1.00
April 1, 2013, through June 30, 2013	7.75 to 1.00
July 1, 2013, through September 30, 2013	7.60 to 1.00
October 1, 2013, through December 31, 2013	7.50 to 1.00
January 1, 2014, through March 31, 2014	7.35 to 1.00
April 1, 2014, through June 30, 2014	7.00 to 1.00
July 1, 2014, through September 30, 2014	6.80 to 1.00
October 1, 2014, through December 31, 2014	6.50 to 1.00
January 1, 2015, through June 30, 2015	6.15 to 1.00
July 1, 2015, through December 31, 2015	5.90 to 1.00
January 1, 2016, and thereafter	5.55 to 1.00

SECTION 11. Amendments to Section 6.14. On (and subject to the occurrence of) the Delayed Draw Funding Date, Section 6.14 of the Credit Agreement shall be amended by replacing the table therein at such time in its entirety with the following table:

Date	Amount
April 1, 2013, through June 30, 2013	4.90 to 1.00
July 1, 2013, through September 30, 2013	4.85 to 1.00
October 1, 2013, through December 31, 2013	4.75 to 1.00
January 1, 2014, through March 31, 2014	4.65 to 1.00
April 1, 2014, through June 30, 2014	4.45 to 1.00
July 1, 2014, through September 30, 2014	4.25 to 1.00
October 1, 2014, through December 31, 2014	3.85 to 1.00
January 1, 2015, through December 31, 2015	3.55 to 1.00
January 1, 2016, and thereafter	3.35 to 1.00

SECTION 12. Amendments to Section 6.15. On (and subject to the occurrence of) the Delayed Draw Funding Date, Section 6.15 of the Credit Agreement shall be amended by replacing the text “$12,500,000” with the text “$15,000,000”.
SECTION 13. Amendment of the Guarantee and Collateral Agreement. Effective as of the Delayed Draw Incremental Closing Date, the Collateral Agreement is hereby amended as follows:
(a)The definition of the term “Obligations” in Section 1.02 of the Collateral Agreement is hereby amended by inserting the following text immediately after the period at the end of such definition:
“Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.”
(b)Article II of the Collateral Agreement is hereby amended by inserting immediately after Section 2.06 thereof the following Section 2.07:
“SECTION 2.07 Cross-Guaranty. Each Guarantor that is not an Excluded Swap Guarantor at the time the Guarantee or the grant of the security interest hereunder, in each case, by any Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party with respect to such Swap Obligation as may be needed by such Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Guarantor's obligations and undertakings under this Article II voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each such Guarantor under this Section shall remain in full force and effect until the Loan Document Obligations have been Paid in Full. Each such Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “support or other agreement” for the benefit of, each Loan Party for all purposes of § 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
(c)Section 5.02 of the Collateral Agreement is hereby amended by inserting the following text immediately prior to the final paragraph of such provision.
“Notwithstanding the foregoing, no amounts received from any Excluded Swap Guarantor shall be applied to any Excluded Swap Obligations of such Excluded Swap Guarantor.”
SECTION 14. Amendment of the TopCo Guarantee Agreement. Effective as of the Delayed Draw Incremental Closing Date, the TopCo Guarantee Agreement is hereby amended as follows:
(a)The definition of the term “Obligations” in Section 1.02 of the Collateral Agreement is hereby amended by inserting the following text immediately after the period at the end of such definition:
“Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.”
(b)Article II of the TopCo Guarantee Agreement is hereby amended by:

(i)inserting the following text immediately prior to the final paragraph of Section 2.05 of the TopCo Guarantee Agreement:
“Notwithstanding any provision of this Agreement to the contrary, no amounts received from any Excluded Swap Guarantor shall be applied to any Excluded Swap Obligations of such Excluded Swap Guarantor.”
(c)inserting immediately after Section 2.06 thereof the following Section 2.07:
“SECTION 2.07 Cross-Guaranty. TopCo, to the extent that it is not an Excluded Swap Guarantor at the time the Guarantee hereunder becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party with respect to such Swap Obligation as may be needed by such Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Guarantor's obligations and undertakings under this Article II voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantor under this Section shall remain in full force and effect until the Loan Document Obligations have been Paid in Full. The Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “support or other agreement” for the benefit of, each Loan Party for all purposes of § 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
SECTION 15. Amendment to Exhibit A. Exhibit A to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto.
SECTION 16. Waiver. From the Delayed Draw Incremental Closing Date until the Delayed Draw Termination Date, the Lenders party hereto (including the Incremental Lenders) hereby waive the requirements in clauses (ii), (iii) and (iv) of Section 2.20(a) of the Credit Agreement solely with respect to the Delayed Draw Facility; provided that such waivers shall automatically expire on the Delayed Draw Termination Date if the Delayed Draw Funding Date has not occurred, with the same effect as if such waivers had not become effective on the Delayed Draw Incremental Closing Date.
SECTION 17. Conditions Precedent to the Effectiveness of the Amendment. This Amendment shall become effective as of the first date on which each of the following conditions is satisfied (or waived by the Lenders party hereto (including the Incremental Lenders)):
(a) The Administrative Agent (or its counsel) shall have received from each party hereto (including the consent of Lenders constituting the Required Lenders) either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission (including Adobe pdf file) of a signed signature page of this Amendment ) that such party has signed a counterpart of this Amendment.
(b)The Administrative Agent shall have received an opinion (addressed to the Administrative Agent and the Lenders and dated the Delayed Draw Incremental Closing Date) from each of (i) Kirkland & Ellis LLP, New York counsel to the Loan Parties and (ii) local counsel in the Cayman Islands and, in the case of each such opinion required by this paragraph, in form and substance reasonably satisfactory to the Administrative Agent and consistent with prior opinions provided to the Administrative Agent by counsel to the Loan Parties, covering such other matters relating to TopCo, the Loan Parties, the Loan Documents or the Amendment Transactions as the Administrative Agent shall reasonably request. Each of Parent and the Borrower hereby requests such counsel to deliver such opinions.
(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of TopCo and each Loan Party, the authorization of the Amendment Transactions and any other legal matters relating to TopCo, the Loan Parties, the Loan Documents or the Amendment Transactions (including information required by the Act), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)The representations and warranties of TopCo and each Loan Party set forth in the Loan Documents (including this Amendment) that are qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the Delayed Draw Incremental Closing Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).
(e)At the time of and immediately after giving effect to the effectiveness of this Amendment, no Default shall have occurred and be continuing.
(f)TopCo shall have entered into a reaffirmation agreement (the “TopCo Reaffirmation Agreement”), in form and substance reasonably acceptable to the Administrative Agent.
(g)The Incremental Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(h)The Administrative Agent shall have received all fees and other amounts due and payable by any Loan Party on or prior to the Delayed Draw Incremental Closing Date, including (i) to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document and (ii) an amendment fee, payable to the Adminstrative Agent for the account of each Lender consenting to this Amendment, in an amount equal to 0.25% of the aggregate amount of the Revolving Commitments held by such Lender and the outstanding principal amount of Tranche B Term Loans held by such Lender, in each case immediately prior to giving effect to this Amendment.
SECTION 18. Delayed Draw Incremental Term Loans. The obligations of the Incremental Lenders to make the Delayed Draw Incremental Term Loans hereunder on the Delayed Draw Funding Date shall be subject to the satisfaction (or waiver by each Lender then having a Delayed Draw Incremental Term Commitment) of each of the following conditions:
(a)The Delayed Draw Incremental Closing Date shall have occurred.
(b)The Administrative Agent shall have received from the Borrower, at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing Request with respect to the Delayed Draw Incremental Term Loans.
(c)The representations and warranties of TopCo and each Loan Party set forth in the Loan Documents (including this Amendment) that are qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the Delayed Draw Funding Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).
(d)At the time of and immediately after giving effect to the making of the Delayed Draw Incremental Term Loans and the application of the proceeds therefrom, no Default shall have occurred and be continuing.
(e)The First-Lien Leverage Ratio for the most-recently ended fiscal quarter of Parent for which financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement, as applicable, determined on a Pro Forma Basis after giving effect to the Amendment Transactions (including the funding of the Delayed Draw Incremental Term Loans, the application of the proceeds therefrom and the assumption of any acquired debt in connection with a Contemplated Acquisition), shall be less than 4.00 to 1.00.
(f)Parent shall have delivered to the Administrative Agent a certificate of its Financial Officer to the effect set forth in clause (e), together with all calculations relevant thereto, including reasonably detailed calculations demonstrating compliance with clause (e) above.
SECTION 19. Representations and Warranties. Each of TopCo, Parent, the Borrower and the other Loan Parties hereto hereby represents and warrants to the Administrative Agent and to each of the Lenders (including the Incremental Lenders) that:
(a)Each of TopCo and the Loan Parties has all corporate or other organizational power and authority to execute, deliver and perform its obligations under this Amendment and the TopCo Reaffirmation Agreement, as applicable, and to effect the Amendment Transactions.
(b)The Amendment Transactions to be entered into by it have been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of TopCo, Parent, the Borrower and each other Loan Party, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)The representations and warranties of TopCo and each Loan Party set forth in the Loan Documents (including this Amendment) that are qualified by “materiality”, “Material Adverse Effect” or similar language are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).
(d)No Default exists or would result from the Amendment or the Amendment Transactions.
SECTION 20. Incremental Lenders. Each Person that is an assignee with respect to a Delayed Draw Incremental Term Commitment pursuant to Section 9.04 of the Credit Agreement shall automatically become a party to this Amendment and shall be an “Incremental Lender” for all purposes hereof with respect to Delayed Draw Incremental Term Commitments.
SECTION 21. Reaffirmation. Each of the Loan Parties (which, for purposes of this Section 21, shall exclude TopCo) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby. Each Loan Party hereby consents to this Amendment and the transactions contemplated hereby, and hereby (a) reaffirms and confirms its guarantees, pledges, grants and other commitments and obligations, as applicable, under the Loan Documents to which it is party, (b) affirms and confirms its obligations to indemnify and other commitments and obligations under the Loan Documents to which it is a party, and (c) agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, (i) the Loan Documents to which it is a party, as amended supplemented and otherwise modified hereby, shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other obligations thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.
SECTION 22. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Parent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Parent, the Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date this Amendment becomes effective, any reference in the Loan Documents to the Credit Agreement, the Collateral Agreement or the TopCo Guarantee Agreement shall mean the Credit Agreement, the Collateral Agreement or the TopCo Guarantee Agreement, as the case may be, in each case as modified hereby. This Amendment shall constitute an “Incremental Facility Amendment” and “Loan Document”, the Delayed Draw Incremental Closing Date shall constitute an “Incremental Facility Closing Date”, each Delayed Draw Incremental Term Loan shall constitute an “Incremental Term Loan” and each Incremental Lender shall constitute a “Lender”, in each case for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 23. Applicable Law; Waiver of Jury Trial. (a)THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(a)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
SECTION 24. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Parent, the Borrower, the Administrative Agent and each Incremental Lender.
SECTION 25. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment.
SECTION 26. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 27. Construction. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ASPECT SOFTWARE PARENT, INC.,
By
/s/ Robert J. Krakauer
Name: Robert J. Krakauer
Title: President

ASPECT SOFTWARE, INC.,
By
/s/ Robert J. Krakauer
Name: Robert J. Krakauer
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
By
/s/ Goh Siew Tan
Name: Goh Siew Tan
Title: Vice President

SIGNATURE PAGE TO INCREMENTAL FACILITY AMENDMENT DATED AS OF JULY 2, 2013, TO THE CREDIT AGREEMENT DATED AS OF MAY 7, 2010 AS AMENDED NOVEMBER 14, 2012, AMONG ASPECT SOFTWARE PARENT, INC., ASPECT SOFTWARE, INC., AS BORROWER, THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK, AND JPMORGAN CHASE BANK, N.A. AND BANK OF AMERICA, N.A., AS CO-SYNDICATION AGENTS

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